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                                                                    EXHIBIT 21.A
                                                              CENTEX CORPORATION


     The following is a list of the subsidiaries of the Company, wholly-owned unless otherwise stated. This list of subsidiaries includes all of the significant subsidiaries of the Company as of March 31, 1994.


                             FEDERALLY CHARTERED:

Texas Trust Savings Bank, FSB


                             NEVADA CORPORATIONS:

B C N Industries, Inc.
CDMC Holding, Inc.
C P Service Company
Centex Acceptance Corporation
Centex Bateson Enterprises, Inc.
Centex Cement Corporation
Centex Construction Products, Inc.
Centex Collateralized Mortgage Corporation
Centex Construction Group, Inc.
Centex Construction Group Texas, Inc.
Centex Credit Corporation
Centex Development Management Company
Centex Escrow Company
Centex Financial Corporation
Centex Financial Management Corporation
Centex Golden Construction Company
Centex International, Inc.
Centex Materials, Inc.
Centex New Jersey Realty, Inc.
Centex Real Estate Corporation
Centex Realty Company
Centex-Rodgers Construction Company
Centex Roofing Company
Centex-Rooney Enterprises, Inc.
Centex Service Company
Centex-Simpson Construction Company, Inc.
Centex Title Company
CTX Financial Corporation
CTX Holding Company
CTX Mortgage Company
CTX Mortgage Ventures Corporation
Forcum-Lannom Associates Inc.
4500 Finance Company
GHQ Company, Inc.
Great Lakes Development Co., Inc.
H Corp.  .
Ilce, Inc.
MCC, Inc.
MCC II, Inc.
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                       NEVADA CORPORATIONS (continued):

M & W Drywall Supply Company
M&W General Construction Company (1)
Mogul Water Company (2)
Moore Design, Inc.
Mountain Cement Company
Nevada Cement Company
Russell Creek Coal Company
San Juan Land Company
Texas Cement Company
Texas-CTX Holding Company
Western Aggregates, Inc.

                           CALIFORNIA CORPORATIONS:

Mathews Readymix, Inc.
Western Cement Company of California

                            DELAWARE CORPORATIONS:

Brazos Point, Inc.
Centex Construction Products, Inc.

                            FLORIDA CORPORATIONS:

Centex-Great Southwest Corporation
Centex-Rooney Construction Co., Inc.
Metropolitan Title & Guaranty Company

                            GEORGIA CORPORATIONS:

Centex-Hamby Construction, Inc.
Centex Homes Marketing, Inc.

                            ILLINOIS CORPORATIONS:

111 E. Chestnut Corporation

                           LOUISIANA CORPORATIONS:

Centex Landis Construction Co., Inc.

                           NEW MEXICO CORPORATIONS:

Centex American Gypsum Company

                         NORTH CAROLINA CORPORATIONS:

Bradfield Farms Water Company
John Crosland Acceptance Corporation Three
Crosland Bond Company
John Crosland Company
Genbond Two, Inc.
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                         SOUTH CAROLINA CORPORATIONS:

Woodlake Village, Inc. (3)

                             TEXAS CORPORATIONS:

Apple Development and Realty, Inc.
Burnet Mortgage Corp.
Centex Bateson Construction Company, Inc.
Centex Homes, Inc.
Dundee Insurance Agency, Inc.
Forest Lane, Inc.
Fox & Jacobs, Inc.
Independent General Agency, Inc.
Peoples Mortgage Company
Ranchers Development Corporation
1629 Service Corporation

                            VERMONT CORPORATIONS:

Armor Insurance Company

                         VIRGIN ISLANDS CORPORATIONS:

Centex-Rooney Thermac, Inc. (4)

                           WISCONSIN CORPORATIONS:

Wisconsin Cement Company, Inc.

                            WYOMING CORPORATIONS:

Wyoming Construction Company

                                PARTNERSHIPS:

Bateson Dailey, a Joint Venture (5)
Bayfront Associates, Ltd. (6)
Blakeney Heath Venture Company (7)
Centex Auchter, a Joint Venture (5)
Centex-Draper 156 Partnership (8)
Centex-Draper 162 Partnership (8)
Centex Engle Joint Venture (12)
Centex-Great Southwest Corporation/Construct Two, a Joint Venture (9) Centex-Great Southwest Corporation Polote (10)
Centex Homes Company, General Partnership
Centex-Rodgers Construction Company-Construction
     Control Services Corporation, a Joint Ventue (5)
Centex-Rodgers-Sorenson Gross, J.V. (9)
Centex-Rooney Jones, J.V. (10)
Centex-Rooney/Landis Co., a Joint Venture (17)
Centex-Rooney National Development, J.V. (11)
Centex-Rooney/Russell, a Joint Venture (12)
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                           PARTNERSHIPS (continued):


Centex-Schaumberg Industrial Park (13)
Central Park Professional Center (12)
COINS #1 CCMC A FB (14)
COINS #4 CAC D B (14)
COINS #5 CAC E B (14)
COINS #8 CAC H B (14)
COINS #9 CAC I, J & K, FB (14)
COINS #15 CAC 0 FB (14)
COINS #21 CCC C FS (14)
Crosland Acceptance Associates V, a General Partnership
Hines Baseball Limited Partnership (15)
Illinois Cement Company, a Joint Venture (8)
Mortgage Acceptance Associates No. 2, a General Partnership
Mortgage Collateral Associates No. 1, a General Partnership
Mortgage Collateral Associates No. 3, a General Partnership
Mountain Cement Company, a Joint Venture
Palmdale 101 (12)
Queen Isabella Development, a Joint Venture (16)
Roselie Property (13)
Sycamore Creek (12)
Texas-Lehigh Cement Company, a Joint Venture (8)


     All of the Company's subsidiaries are included in the Consolidated Financial Statements of the Company included in this Form 10-K.

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(1)           49% owned subsidiary
(2)           51% owned subsidiary
(3)           60% owned subsidiary
(4)           80% owned subsidiary
(5)           65% owned joint venture
(6)           50% owned limited partnership
(7)           15% owned joint venture
(8)           50% owned joint venture
(9)           80% owned joint venture
(10)          55% owned joint venture
(11)          75% owned joint venture
(12)          50% owned general partnership
(13)          20% owned general partnership
(14)          1% owned general partnership
(15)          1% owned limited partnership
(16)          60% owned joint venture
(17)          70% owned joint venture